Exhibit 99.1

press release

For further information contact:

John Hatsopoulos, American DG Energy

Telephone: 781.622.1120

American DG Energy Reports FY 2007 and Fourth Quarter Financial Performance

Waltham, MA — February 28, 2008 — American DG Energy Inc. (OTC.BB:ADGE), a leading On-Site Utility offering electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported that revenues increased by 84% to $5,847,020 in 2007, over revenues of $3,174,326 in 2006. GAAP diluted earnings per share (EPS) were $(0.05) in 2007 compared with $(0.09) in 2006, and GAAP operating income was a loss of $(905,007) in 2007, compared with a loss of $(1,853,180) in 2006.

2007 highlights versus 2006:

•                  Revenues increased 84%

•                  Gross margins expanded to 22% from 14%

“We are excited to report revenue growth of 84% in 2007, together with significant improvement in our gross margin. This performance reflects our ongoing commitment to focus on efficiency from both our operations and our combined heat and power technology. This efficiency and its true carbon reduction is important to our customers and was recognized by the US EPA, as we previously reported,” said John N. Hatsopoulos, chief executive officer of American DG Energy.

Conference Call

American DG Energy will hold its earnings conference call today, February 28, at 9:00 a.m. Eastern time. To listen, dial (800) 860-2442 within the U.S. or (412) 858-4600 outside the U.S. Participants should reference American DG Energy to access the call. The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under “News Releases.” The call will be available for playback through Wednesday, March 5, 2008. To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Playback Code 416698.

About American DG Energy

American DG Energy (OTC.BB: ADGE) supplies low-cost energy to its customers through distributed power generating systems. The company is committed to providing institutional, commercial, and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities — without any capital or start-up costs to the energy user. American DG Energy is headquartered in Waltham, Massachusetts. More information can be found at www.americandg.com.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and SEC filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes.

press release

For further information contact:

John Hatsopoulos, American DG Energy

Telephone: 781.622.1120

Consolidated Statement of Income

	December 31,
	2007	2006

Net Sales	$5,847,020	$3,174,326

Cost of sales
Fuel and maintenance	4,220,335	2,424,020
Depreciation expense	363,233	316,515
	4,583,568	2,740,535
Gross profit	1,263,452	433,791

Operating expenses
General and administrative	1,423,775	1,646,134
Selling	415,545	331,916
Engineering	329,139	308,921
	2,168,459	2,286,971
Loss from operations	(905,007)	(1,853,180)

Other income (expense)
Intrest & other income	271,950	110,953
Interest expense	(485,000)	(311,280)
	(213,050)	(200,327)

Net loss before minority interest	(1,118,057)	(2,053,507)

Minority interest	364,833	19,283
Net loss	$(1,482,890)	$(2,072,790)

Net loss per share - basic and diluted	$(0.05)	$(0.09)

Weighted average shares outstanding -
basic and diluted	31,589,274	23,608,362

Non-GAAP financial disclosure
Loss from operations	$(905,007)	$(1,853,180)
Depreciation expense	363,233	316,515
Stock based compensation	330,335	664,134
Adjusted loss from operations	$(211,439)	$(872,531)

press release

For further information contact:

John Hatsopoulos, American DG Energy

Telephone: 781.622.1120

Consolidated Balance Sheet

	December 31,	December 31,
	2007	2006

ASSETS
Current assets
Cash and cash equivalents	$5,057,482	$3,420,446
Accounts receivable, short- term	693,818	284,398
Due from related party, current	420,374	121,896
Prepaid and other current assets	77,853	84,667
Total current assets	6,249,527	3,911,407

Property, plant, and equipment, net	5,291,310	4,430,624

Accounts receivable, long- term	73,411	—
Due from related party, long-term	150,000	—
TOTAL ASSETS	11,764,248	8,342,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	354,091	115,125
Accrued expenses and other current liabilities	339,740	420,302
Total current liabilities	693,831	535,427

Convertible debentures	6,025,000	6,075,000
Redeemable common stock, $0.001 par value; 450,000 shares
issued and outstanding at December 31, 2006	—	315,000
Total liabilities	6,718,831	6,925,427

Minority interest	1,058,786	682,388

Stockholders’ equity
Common stock, $0.001 par value; 50,000,000 shares authorized; 32,805,924 and 25,567,250 issued and outstanding at December 31, 2007 and December 31, 2006	32,806	25,567

Additional paid- in- capital	11,394,289	6,659,448
Common stock subscription	—	6,775
Accumulated deficit	(7,440,464)	(5,957,574)
Total Stockholders’ Equity	3,986,631	734,216
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,764,248	$8,342,031